UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2014

WINDSTREAM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

WYOMING	0-54360	98-0178621
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street

North Vernon, Indiana 47265

(Address of Principal Executive Offices)

(812) 953-1481

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements

On April 4, 2014, in connection with the audit of the financial statements for WindStream Technologies, Inc. (the “Company”) for the fiscal year ended December 31, 2013, management of the Company conducted analysis of the Company’s equity transactions to determine if all of the transactions were recognized. As a result of the analysis, the Company determined that certain equity transactions were not recognized as of and for the period ended September 30, 2013.

On or about July 22, 2013, the Company issued a total of 1,100,000 warrants. The Company determined the fair value of the warrants as of the date of issuance was approximately $54,000 using the Black Scholes option value pricing model.

On or about July 29, 2013, the Company issued a total of 4,820,000 options. The Company determined the fair value of the options as of the date of issuance was approximately $240,000 using the Black Scholes option value pricing model.

On April 4, 2014, as a result of the analysis, management and the Board of Directors concluded that it was necessary to restate its previously filed condensed consolidated financial statements in the quarterly report Form 10Q for the period ended September 30, 2013, filed on November 18, 2013. The restatements are required to properly reflect the Company’s condensed consolidated financial results for the period mentioned above. As a result, the condensed consolidated financial statements included in the Form 10Q should no longer be relied upon.

As a result of the restatement, the table below sets forth the changes to be made it the condensed consolidated financial statements previously filed. The effect is due to the recognition of the issuance of the warrants and options on the date of grant. Accordingly, the accounts below have been retroactively adjusted as summarized below:

	As
	Previously		As
	Reported	Adjustment	Restated
As of and for the period ended September 30, 2013
Condensed Consolidated Balance Sheet
Additional paid-in capital	6,372,856	292,761	6,665,617
Accumulated deficit	(8,758,779)	(292,761)	(9,051,540)

Condensed Consolidated Statement of Operations
For the three months ended
General and administrative expenses	389,235	292,761	681,996
Total operating expenses	703,306	292,761	996,067
Loss from operations	(713,345)	(292,761)	(1,006,106)
Net loss	(885,443)	(292,761)	(1,178,204)
Net loss per share - basic and diluted	(0.01)	(0.01)	(0.02)

For the nine months ended
General and administrative expenses	2,442,598	292,761	2,735,359
Total operating expenses	2,934,044	292,761	3,226,805
Loss from operations	(2,818,771)	(292,761)	(3,111,532)
Net loss	(3,122,660)	(292,761)	(3,415,421)

Condensed Consolidated Statement of Cash Flows:
Net loss	(3,122,660)	(292,761)	(3,415,421)
Stock option expense	119,693	238,761	358,454
Stock based compensation	1,504,200	54,000	1,558,200

Management is continuing to assess the Company’s internal control over financial reporting and its disclosure controls and procedures, and expects to report material weakness in its internal control over financial reporting through the present time, due to its failure to properly account for the debt and equity transactions. Management will fully report its conclusion on internal control over financial reporting and disclosure controls and procedures upon completion of the restatement process.

The Board of Directors and management of the Company have discussed the matters disclosed herein with the Company’s independent registered public accounting firm, Hartley Moore Accountancy Corporation.

The Company intends to file amendments to its Form 10-Q for the third quarter end September 30, 2013, containing restated unaudited financial statements, to correct the error as soon as reasonably practicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WindStream Technologies, Inc.

Date: April 10, 2014	By:	/s/ Daniel Bates
	Name:	Daniel Bates
	Title:	Chief Executive Officer